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                                                             EXHIBIT 23.3




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To ORIX Credit Alliance Receivables Trust 2000-B:


        As independent public accountants, we hereby consent to the use of our report dated August 18, 2000, on the balance sheet of ORIX Credit Alliance Receivables Trust 2000-B as of August 17, 2000, included in this registration statement and to all references to our Firm included in this registration statement.




/s/ Arthur Andersen LLP



New York, New York
August 18, 2000